Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ Announces First Quarter Cash Dividend of $0.03
REDDING, California, March 16, 2011/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $935 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced a cash dividend of $0.03 per share for the first quarter 2011.
The $0.03 per share quarterly cash dividend which will be paid to shareholders of record as of March 31, 2011, payable on Friday, April 8, 2011.
About Bank of Commerce Holdings
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™. The bank is a federally insured California banking corporation and opened on October 22, 1982. BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales.
Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112

McAdams Wright Ragen, Inc. /Joey Warmenhoven
1121 SW Fifth Avenue
Suite 1400
Portland, Oregon 97204 (866) 662-0351
Contact Information:
Patrick J. Moty, President & CEO
Telephone Direct (530) 722-3953
Linda J. Miles, Chief Operating Officer
Telephone Direct (530) 722-3955
Samuel D. Jimenez, Senior Vice President and CFO
Telephone Direct (530) 722-3952